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                                                                   EXHIBIT 10.20


                         Executive Employment Agreement


         This Executive Employment Agreement entered into this 1st day of March, 2001, by and among COMMUNITY FINANCIAL GROUP, INC., a Tennessee corporation (the "Company"), THE BANK OF NASHVILLE, a banking corporation organized under the laws of the State of Tennessee (the "Bank"), and ATTILIO GALLI (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company is a one-bank holding company which owns one hundred per cent (100%) of the outstanding stock of the Bank;

         WHEREAS, the Company and the Bank desire to retain the services of Executive on the terms and conditions set forth herein and, for purposes of effecting the same, the Boards of Directors of the Company and the Bank have approved this Employment Agreement and authorized its execution and delivery to the Executive on behalf of the Company and the Bank;

         WHEREAS, the Executive serves as Chief Financial Officer of the Company and, as such, is a key executive officer of the Company whose continued dedication, availability, advice and counsel to the Company is deemed important to the Company, the Board of Directors of the Company, and the present and future stockholders of the Company;

         WHEREAS, the Executive serves as Chief Financial Officer of the Bank and, as such, is a key executive officer of the Bank whose continued dedication, availability, advice and counsel to the Bank is deemed important to the Board of Directors of the Bank, the Bank and the Company;

         WHEREAS, the Company and the Bank wish to attract and retain well-qualified executives, and it is in the best interests of the Company, the Bank and the Executive, notwithstanding any change in control of the Company or the Bank, to secure the services of the Executive, whose experience and knowledge of the affairs of the Company and the Bank, and whose reputation and contacts in the industry, are extremely valuable to the Company and the Bank; and

         WHEREAS, the Company and the Bank consider the establishment and maintenance of a sound and vital management team to be part of their overall corporate strategy and to be essential to protecting and enhancing the best interests of the Bank, the Company, and its stockholders.
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         NOW, THEREFORE, to assure the Company and the Bank of the Executive's continued dedication, the availability of Executive's advice and counsel to the Boards of Directors of the Company and the Bank, the availability of Executive's management skills to the Company and the Bank, and to induce the Executive to remain and continue in the employ of the Company and the Bank in Executive's current capacities, and for other good and valuable consideration, the receipt and adequacy of which each party hereby acknowledged, the Company, the Bank and the Executive hereby agree as follows:

         1. EMPLOYMENT. The Company and the Bank agree to, and do hereby, employ Executive and Executive agrees to, and does hereby, accept such employment, all upon the terms and conditions hereinafter set forth.

         2. TERM: The initial term of employment under this Agreement shall be for a period of one (1) year, commencing on the date first above written and ending at the close of business one year from said date. This Agreement shall be automatically renewed for succeeding terms of one (1) year each, unless either party shall, at least thirty (30) days, but not more than one hundred eighty (180) days, prior to the expiration of any term, give written notice of his or its intention not to renew this Agreement.

         3.       EMPLOYMENT, DUTIES, AUTHORITY, AND RESPONSIBILITIES:

                  (a) During the term of employment of the Executive by the Company and the Bank, the Executive shall devote Executive's full business time and attention to the rendition of services as Chief Financial Officer of the Company and as Chief Financial Officer of the Bank, and to the furtherance of the best interests of the Company and the Bank, and shall exert Executive's best efforts in the rendition of such services. The Executive agrees that in the rendition of such services and in all aspects of such employment Executive will comply with the policies, standards and regulations of the Company and the Bank as from time to time established by their respective Boards of Directors. The expenditure by the Executive of reasonable amounts of time for charitable, professional and similar activities is encouraged and shall not be deemed a breach of this Agreement provided such activities do not materially interfere with the services to be rendered to the Company and the Bank hereunder. Further, Executive shall be allowed to pursue personal business ventures and such ventures shall not be deemed a breach of this Agreement as long as (i) such ventures do not violate Section 18 below, (ii) Executive's involvement in such ventures is only in the nature of a passive investor, and (iii) Executive's involvement in such ventures does not materially interfere with the services to be rendered to the Company and the Bank hereunder.

                  (b) As Chief Financial Officer of the Company, the Executive shall have


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the general powers and duties of supervision and management of the Company (the
Company includes any and all subsidiaries, ventures and related business) which usually pertain to such offices and shall perform all such other duties as are properly required of Executive by the Board of Directors of the Company. In performing the services hereunder, the Executive shall be responsible to and shall report only to the Board of Directors of the Company.

                  (c) The Board of Directors of the Company hereby grants the Executive the necessary authority and responsibility to manage the day-to-day operations of the Company consistent with the implementation of policies set by the President/Chief Executive Officer of the Company. All officers of the Company shall be supervised by, be responsible to, and shall report, directly or indirectly, to the Executive pursuant to such reporting structure as shall be established from time to time by the President/Chief Executive Officer. In the event of any breach of any provision of this Agreement by the Company which breach is not cured within ten (10) days after written notice of the breach to the Company by the Executive shall entitle the Executive to terminate his employment by the Company pursuant to this Agreement by not less than sixty (60) days written notice to the Board of Directors of the Company and, at the option of Executive, to terminate his employment by the Bank pursuant to this Agreement by not less than sixty (60) days written notice to the Board of Directors of the Bank. Any such termination by the Executive of his employment by the Bank hereunder resulting from a breach of the terms of this Agreement shall be treated the same as a termination by the Bank without cause and governed by Section 9 below, unless such breach occurs in Contemplation of a Change of Control or within twelve (12) months after a Change of Control, and constitutes Good Reason for the Executive to terminate Executive's employment, in which case it shall be governed by Section 15 below.

                  (d) As Chief Financial Officer of the Bank, the Executive shall have the general powers and duties of supervision and management of the Bank (the Bank includes any and all subsidiaries, ventures and related business) which usually pertain to the office of Chief Financial Officer, including all day to day bank operations, supervision and implementation of all information and technology systems, regulatory compliance, both federal and state, and loan review. In performing the services hereunder, the Executive shall be responsible to and shall report to the Chief Executive Officer/President.

                  (e) The Board of Directors of the Bank hereby grants the Executive the necessary authority and responsibility to manage the day-to-day operations of the Bank consistent with the implementation of policies set by the President/Chief Executive Officer of the Bank. A material reduction or limitation in these duties and responsibilities by the Bank shall constitute a breach of this Agreement by the Bank. In the event of any breach of


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any provision of this Agreement by the Bank which breach is not cured within ten
(10) days after written notice of the breach to the Bank by the Executive shall entitle the Executive to terminate his employment by the Bank pursuant to this Agreement by not less than sixty (60) days written notice to the Board of Directors of the Bank and, at the option of Executive, to terminate his employment by the Company pursuant to this Agreement by not less than sixty (60) days written notice to the Board of Directors of the Company. Any such termination by the Executive of his employment by the Bank hereunder resulting from a breach of the terms of this Agreement shall be treated as a termination by the Bank without cause and governed by Section 9 below, unless such breach occurs in Contemplation of a Change of Control or within twelve (12) months after a Change of Control, and constitutes Good Reason for the Executive to terminate Executive's employment, in which case it shall be governed by Section 15 below.

         4. COMPENSATION: The Bank agrees to pay Executive, and Executive agrees to accept, as compensation for all services rendered by him to the Company, the Bank and their affiliates during the period of his employment under this Agreement, base compensation at the annual rate of not less than $125,000, which shall be payable in accordance with the normal payroll policies of the Bank and shall be subject to all appropriate withholding taxes.

         5. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES AND MOVING EXPENSES:

                  (a) During the term of this Agreement, Executive shall be entitled to participate in all pension, group insurance, hospitalization, deferred compensation, Company paid life insurance, or incentive plans, and any other benefit plan of the Company or the Bank presently in effect or hereafter adopted by the Company or the Bank and generally available to all employees of either organization of senior executive status (the "Benefit Plans").

                  (b) During the term of this Agreement, to the extent that such expenditures meet the requirements of the Internal Revenue Code for deductibility by the Company or the Bank for federal income tax purposes and are substantiated by the Executive as required by the Internal Revenue Service and policies of the Company and the Bank, the Bank shall reimburse the Executive promptly for all expenditures (including travel, entertainment, parking, business meetings, and the monthly costs, including dues, of maintaining memberships at appropriate clubs, including, but not limited to, Nashville City
Club) made in accordance with rules and policies established from time to time by the Board of Directors of the Bank in pursuance and furtherance of the Company's and the Bank's business and good will.


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                  (c)      During the term of this Agreement, in the event that
the Company or the Bank relocates its principal executive offices to a location more than one hundred (100) miles from Nashville, Tennessee, or the Board of Directors of either the Company or the Bank requires the Executive to be based anywhere more than one hundred (100) miles from the Bank's principal executive offices, the Bank shall pay (or reimburse the Executive for) all reasonable moving expenses incurred by Executive relating to a change of Executive's principal residence in connection with such relocation, provided that the Executive furnishes the Bank with adequate records and documentary evidence for the substantiation of such reimbursement.

         6. ILLNESS: In the event Executive is unable to perform Executive's duties under this Agreement on a full-time basis for a period of six
(6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period Executive does not return to work on a full-time basis, the Company and the Bank may jointly terminate Executive's employment pursuant to this Agreement without further or additional compensation being due the Executive from the Bank pursuant to this Agreement, except that the Executive shall be paid Executive's base compensation from the Bank at the rate in effect at the time of Executive's termination for a period of twelve (12) months from the date of the commencement of the Executive's inability to perform his duties, less any disability payments payable during such time under any disability plans maintained and paid for by the Bank, and Executive shall continue to participate in all Benefit Plans in effect at the time of Executive's termination for a period of twelve (12) months from the date of the commencement of the Executive's inability to perform his duties.

         7. DEATH: In the event of the Executive's death during the term of this Agreement, Executive's estate, legal representatives or named beneficiaries (as directed by the Executive in writing) shall be paid Executive's base compensation from the Bank at the rate in effect at the time of the Executive's death under this Agreement for the period of twelve (12) months from the date of the Executive's death, less any amounts payable to Executive's estate or beneficiaries under life insurance policies on the life of Executive maintained and paid for by Bank.

         8.       TERMINATION BY COMPANY: Notwithstanding the provisions of
Section 2 above, the Board of Directors of the Company may, in its sole discretion, terminate the Executive's employment with the Company under this Agreement at any time in any lawful manner by not less than thirty (30) days written notice to the Executive, in which event the Executive shall be entitled to elect to have such termination likewise constitute a termination of Executive's employment by the Bank. If Executive so elects, then unless such termination is for Cause as defined in Section 10 of this Agreement or unless the Executive's


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employment is terminated in Contemplation of a Change of Control or within twelve (12) months after a Change of Control, Executive shall be entitled to the compensation provided for in Section 9 below.

         9. TERMINATION BY BANK: Notwithstanding the provisions of Section 2 of this Agreement, the Board of Directors of the Bank may, in its sole discretion, terminate the Executive's employment with the Bank under this Agreement at any time in any lawful manner after one hundred eighty (180) days from the date of initial employment as determined in accordance with Section 2, and the anniversary date for each year thereafter, in the event this Agreement is automatically renewed, by not less than thirty (30) days written notice to the Executive (or, at the Bank's option, pay for such thirty days in lieu of notice) and in such event, unless the Bank terminates the Executive's employment with the Bank for Cause as defined in Section 10 of this Agreement or, unless the Executive's employment is terminated in Contemplation of a Change of Control or within twelve (12) months after a Change of Control, the Executive shall be paid, during the twelve (12) months following such termination at such times as payment was theretofore made, the base compensation that the Executive would have been entitled to receive during such period of time had such termination not occurred, such payments to be in addition to any payment in lieu of notice. Furthermore, the Bank shall pay to the Executive in equal monthly payments an amount sufficient to fully fund any Benefit Plans of the Bank, with respect to the Executive, commencing at the beginning of the first month following termination of Executive's employment with the Bank pursuant to this paragraph, and ending twelve (12) months after such termination. In the event that a payment made with respect to any benefit plan or program would otherwise violate the terms of the plan or program, an equivalent amount shall be paid directly to Executive. Executive shall owe no duty to mitigate these payments, and shall not be required to obtain or attempt to obtain alternate employment during such twelve (12) month period. If Executive obtains other gainful employment during such twelve (12) month period, the compensation and benefits received by Executive during said period from such other employment shall not reduce the payments otherwise due to Executive pursuant to this section.

         10.      TERMINATION FOR CAUSE:

                  (a) Notwithstanding the provisions of this Agreement, the Board of Directors of the Company may, in its sole discretion, terminate the Executive's employment with the Company for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder: (i) because of the Executive's personal dishonesty, incompetence, willful misconduct, gross negligence, willful breach of fiduciary duty (including involving personal profit), failure to substantially perform stated duties described In Section 3 of this Agreement, willful violation of any material law, rule,


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regulation (other than traffic violations or similar offenses), willful violation of any final cease-and-desist order issued by any regulatory agency having jurisdiction over the Company or the Bank, or material breach by the Executive of any provision of this Agreement or any related agreement entered into by the Executive; or (ii) if the Board of Directors of the Bank terminates the employment of Executive with the Bank for Cause pursuant to subsection (c) of this Section 10. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to either the Company or the Bank shall not be deemed to be "willful." Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been a resolution approved by a majority of the non-officer members of the Board of Directors of the Company finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of this paragraph, after notice to the Executive and an opportunity for him, together with his counsel, to be heard before such majority (with the Company Board retaining the right to deliberate without the Executive and his counsel present before and/or after such hearing).

                  (b) If the Company terminates the Executive's employment with the Company for Cause in accordance with Section 10(a) of this Agreement, the Company shall have no obligation to make any further payments to or provide benefits for the Executive, provided that the Executive shall be entitled to receive any accrued compensation or benefits, insured or otherwise, that he would otherwise have been eligible to receive under any Benefit Plans of the Company through the date of such termination.

                  (c) Notwithstanding the provisions of this Agreement, the Board of Directors of the Bank may, in its sole discretion, terminate the Executive's employment with the Bank for Cause. For the purposes of this Agreement, the Bank shall have "Cause" to terminate the Executive's employment hereunder: (i) because of the Executive's personal dishonesty, incompetence, willful misconduct, gross negligence, willful breach of fiduciary duty (including involving personal profit), failure to substantially perform stated duties described in Section 3 of this Agreement, willful violation of any material law, rule, regulation (other than traffic violations or similar offenses), willful violation of any final cease-and-desist order issued by any regulatory agency having jurisdiction over the Company or the Bank, the imposition of any sanction upon the Executive by any such regulatory agency, or material breach by the Executive of any provision of this Agreement or any related agreement entered into by the Executive; or (ii) if the Board of Directors of the Company terminates Executive's employment with the Company for Cause pursuant to subsection (a) of this Section 10. For purposes of this paragraph, no act, or failure to act, on


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the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to either the Company or the Bank shall not be deemed to be "willful." Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been a resolution approved by a majority of the non-officer members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of this paragraph, after notice to the Executive and an opportunity for him, together with his counsel to be heard before such majority (with the Bank Board retaining the right to deliberate without the Executive and his counsel present before and/or after such hearing).

                  (d) If the Bank terminates the Executive's employment with the Bank for Cause in accordance with Section 10(c) of this Agreement, the Bank shall have no obligation to make any further payments to or provide benefits for the Executive, provided that the Executive shall be entitled to receive any accrued compensation or benefits, insured or otherwise, which Executive would otherwise have been eligible to receive under any Benefit Plans of the Bank through the date of such termination.

         11. TERMINATION BY THE EXECUTIVE: The Executive may terminate the Executive's employment with the Company or with the Bank hereunder at any time upon sixty (60) days written notice to the affected entity. If the Executive terminates the Executive's employment with either the Company or the Bank other than for breach of this Agreement as provided in Section 3, for Good Reason, in Contemplation of a Change of Control or within twelve (12) months after a Change of Control, Executive shall be deemed to have voluntarily terminated Executive's employment with both the Company and the Bank ("Voluntary Termination"), and thereupon the Company and the Bank shall have no obligation to make any further payments to or provide benefits for the Executive, provided that the Executive shall be entitled to receive any accrued compensation and benefits, insured or otherwise, that he would otherwise have been eligible to receive under any Benefit Plans of the Company or the Bank through the date of such termination.

         12. DEFINITION OF CHANGE OF CONTROL OF THE COMPANY: A "Change of Control" of the Company shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act") or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change of Control shall be deemed to have occurred if (i) any person (as that term is used in Sections 13 (d) and 14(d) (2) of the Exchange Act) is or becomes the


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beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities, or (ii) the Company shall cease to be a publicly owned corporation, as defined in the Exchange Act.

         13. DEFINITION OF CHANGE OF CONTROL OF THE BANK: A "Change of Control" of the Bank shall mean any Change of Control of the Company, or any change or series of changes in circumstances which result in the Company ceasing to own, control, and vote an absolute majority of the voting securities of the Bank.

         14. TERMINATION BY COMPANY OR BANK AFTER CHANGE IN CONTROL: If a Change of Control of the Company or a Change of Control of the Bank shall have occurred, this Agreement shall continue in full force and effect. If the Executive's employment is terminated by the Company or the Bank within twelve
(12) months after a Change of Control of the Company, as defined in Section 12 above, or a Change of Control of the Bank, as defined in Section 13 above, or in Contemplation of a Change of Control of either, as defined below, Executive shall be entitled to be paid an amount equal to the sum of Executive's annual base cash compensation plus the annual value of Executive's participation in all Benefit Programs in effect at the time of such termination. At Executive's option, the sums payable pursuant to this Section will be paid in full in a lump sum and without discount within thirty (30) days of the termination of Executive's employment, or in equal monthly installments over twelve (12) months. Any termination of Executive's employment hereunder during any period of time when the Board of Directors of the Company has formed an intent to offer the Bank for sale or to promote an acquisition of or merger of the Company or the Bank, or when the Company has knowledge that any person(s), entity or concern has taken steps reasonably calculated to effect a Change of Control of the Company shall constitute a termination of Executive's employment "In Contemplation of a Change of Control". The period of Contemplation of Change of Control shall continue until the Board of Directors of the Company no longer intends to promote an acquisition of or merger of the Company or the Bank, or until in the opinion of the Company's Board of Directors, the person(s), concern or entity has abandoned or terminated its efforts to effect a Change of Control of the Company, as applicable. Any good faith determination by the Company's Board of Directors that Board no longer has such an intent, or that the person(s), concern or entity has abandoned or terminated its efforts to effect a Change of Control of the Company shall be conclusive and binding on the Executive. Such determination shall be promptly communicated to the Executive in writing by the Chairman of the Compensation Committee or Chairman or Vice Chairman of the Board of the Company. Notwithstanding the foregoing, any termination of the Executive by the Company or by the Bank within ninety (90) days prior to a Change of Control of the Company shall be conclusively presumed to have been in Contemplation of Change of Control.


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         15.      TERMINATION BY EXECUTIVE FOR GOOD REASON: During the term of
Executive's employment hereunder, the Executive may terminate his employment with both the Company and the Bank if the Executive has Good Reason, as defined below. Termination by the Executive of Executive's employment with either entity shall be deemed termination with both. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment of duties to the Executive by the Company or the Bank which (1) are significantly different from the Executive's duties immediately prior to the Change of Control, or (2) result in the Executive having significantly less authority and/or responsibility than Executive had as an executive officer of the Company or the Bank prior to the Change of Control, without the express written consent of Executive;

                  (ii) The removal of the Executive from or any failure to re-elect Executive to the positions set forth in Section 3 above, except in connection with a termination of his employment by the Company or the Bank for Cause or Executive's resignation other than for Good Reason.

                  (iii) A reduction of the Executive's base salary as in effect on the date of the Change of Control, unless the reduction in the Executive's salary is waived in writing by the Executive;

                  (iv) The failure of the Company and the Bank collectively to provide the Executive with substantially the same fringe benefits (including paid vacations) that were provided to Executive immediately prior to the Change of Control, or with a package of fringe benefits that, though one or more of such benefits may vary from those in effect immediately prior to such Change of Control, is substantially comparable in all material respects to such fringe benefits taken as a whole; or

                  (v) Requiring the Executive to perform a significant part of Executive's duties in locations more than one hundred (100) miles from Nashville, Tennessee.

Further, and notwithstanding any other provision of this Agreement, the Executive may terminate his employment without Good Reason at any time within ninety (90) days after a Change of Control shall have occurred.

         16. PAYMENTS ON TERMINATION: Upon termination of Executive's employment by the Company or the Bank, the Company and the Bank shall have the following payment obligations to Executive:


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                  (a)      If the Executive's employment is terminated due to
illness of the Executive, the provisions of Section 6 shall apply.

                  (b) If the Executive's employment is terminated due to the death of the Executive, the provisions of Section 7 shall apply.

                  (c) If the Executive's employment is terminated by the Company other than for Cause, and not In Contemplation of a Change of Control of the Company or the Bank or within twelve months after a Change of Control of the Company or the Bank, the provisions of Section 8 shall apply, and therefore the payment provisions of Section 9 apply.

                  (d) If the Executive's employment is terminated by the Bank other than for Cause, and not In Contemplation of a Change of Control of the Company or the Bank or within twelve months after a Change of Control of the Company or the Bank, the provisions of Section 9 shall apply.

                  (e) If the Executive's employment is terminated by the Company for Cause, or by the Bank for Cause, the provisions of Section 10 shall apply.

                  (f) If the Executive's employment is terminated by the Executive as a result of a breach of the agreement by the Company or the Bank, the provisions of Section 3 apply, and therefore the payment provisions of
Section 9 apply.

                  (g) In the event of a Voluntary Termination of Executive's employment as defined in Section 11, the provisions of Section II apply.

                  (h) If the Executive's employment is terminated by the Company or the Bank within twelve (12) months after a Change of Control of the Company, as defined in Section 12 above, or a Change of Control of the Bank, as defined in Section 13 above, or in Contemplation of a Change of Control of either, as defined in Section 14, the provisions of Section 14 shall apply.

                  (i) If the Executive's employment is terminated by the Executive for Good Reason, as defined in Section 15 above, the Executive's employment with the Company and with the Bank shall be deemed to have been terminated without Cause by the Company and by the Bank at the time of such termination by Executive for Good Reason. If such termination is during a period of Contemplation of Change of Control, or within twelve (12) months after a Change of Control, the provisions of Section 14 shall apply.

                  (j) Termination of Executive's employment by the Company or by the


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Bank or by the Executive shall be communicated by written Notice of
Termination to the other parties hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         17. CONFIDENTIALITY: In the course of the Executive's employment, the Company and the Bank may disclose or make known to the Executive, and the Executive may be given access to or may become acquainted with, certain information, including but not limited to confidential information which relates to or is useful in the businesses of the Company and the Bank and which is not available from public records or other generally available sources (collectively, "Confidential Information"), and which the Company or the Bank consider proprietary and desire to maintain confidential. During the term of this Agreement and at all times thereafter, the Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to legal counsel for the Company or the Bank or otherwise to or for the benefit of the Company or the Bank as directed by the Company or the Bank, and except to the Executive's legal counsel in connection with the resolution of any dispute between the Executive and the Company or the Bank under this Agreement, any of the Confidential Information which Executive may have acquired in the course of or as an incident to Executive's employment by the Company or the Bank, the parties agreeing that such Confidential Information affects the successful and effective conduct of the business and their goodwill of the Company and the Bank, and that any material breach of the terms of this
Section 17 is a material breach of this Agreement.

         18. COVENANT NOT TO COMPETE: During the term of this Agreement, Executive agrees that Executive will not directly or indirectly own, become interested in, or become involved in any manner whatsoever in any business which is similar or competitive with any aspect of the business of the Company or the Bank. Without limiting the foregoing, Executive agrees during the term of this Agreement not to engage in the banking or leasing businesses, whether as an owner, partner, director, officer, employee, consultant, stockholder, agent, salesman or in any other capacity for any person, partnership, firm, corporation or other entity without the express written consent of the Board of Directors of the Company. Further, if Executive terminates Executive's employment in a Voluntary Termination or for Good Reason, or if the Company or the Bank terminate Executive's employment in Contemplation of a Change of Control, or within twelve (12) months after a Change of Control, or for Cause, for the period of twelve (12) months following the termination of Executive's employment with the Company or the Bank, Executive agrees that Executive will not directly or indirectly own, become interested in, or become involved in any manner whatsoever, including, without limitation, as an owner, partner, director,


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officer, employee, consultant, stockholder, agent, salesman or in any other capacity, with any credit union, savings and loan association, bank or bank holding company which has an office in Davidson County, Tennessee or in any county contiguous to Davidson County, Tennessee without the express written consent of the Board of Directors of the Company. The foregoing, however, shall not prohibit the Executive (i) from continuing to maintain any ownership interest currently held by Executive in any business which is similar or competitive with any aspect of the business of the Company or the Bank provided that the provisions of parts (ii) and (iii) of the last sentence of Section 3(a) above are satisfied, or (ii) from obtaining an ownership interest in a business which is similar or competitive with any aspect of the business of the Company or the Bank provided that (A) the provisions of parts (ii) and (ill) of the last sentence of Section 3(a) above are satisfied, (B) the shares of such business are publicly traded on a national securities exchange, and (C) Executive does not own, directly or indirectly, more than five percent (5%) of the total outstanding shares of such business. Executive specifically acknowledges and agrees that the foregoing restriction on competition with the Company and the Bank will not prevent Executive from obtaining gainful employment following termination of Executive's employment with the Company and the Bank, and is a reasonable restriction upon Executive's ability to compete with the Company and the Bank, given the economic benefits afforded to Executive under this Agreement.

         19. NO ENTICEMENT OF EMPLOYEES : Executive agrees that Executive will not, directly or indirectly, entice or induce, or attempt to entice or induce any employee of the Company or Bank to leave the employ of the Company or the Bank during the period covered by the Non--Competition provisions of Section 18 above.

         20. NO SOLICITATION: Executive will not, directly or indirectly, solicit, entice or induce, or attempt to entice or induce any customer or user of the products or services of the Bank or the Company during the period covered by the Non-Competition provisions of Section 18 above.

         21. REMEDIES: Executive acknowledges and agrees that the breach or threatened breach of any of the provisions of Sections 17, 18, 19 and 20 of this Agreement will cause irreparable harm to the Company and the Bank, and can-not be adequately compensated by the payment of damages. Accordingly, Executive covenants and agrees that the Company and the Bank, in addition to any other rights or remedies which they may have, will be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from breaching or threatening to breach any of the provisions of this Sections 17, 18, 19 and 20, without posting bond or other surety. Such right to obtain injunctive relief may be exercised at the option of the Company or the Bank in addition to, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies which the Company or the Bank may have as a result of any such breach or threatened breach. In addition to all other remedies, in the event of the breach or threatened breach of any of the provisions of Sections 17, 18, 19 or 20 of this Agreement, the Company and Bank shall be relieved of any obligation to continue payments to the Executive pursuant to the provisions of this agreement.

         22. NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


If to the Company:

                  Community Financial Group, Inc.
                  401 Church Street
                  Nashville, TN 37219
                  Attention: Chairman of Compensation Committee

                  with a copy to:

                  Miller & Martin LLP
                  1200 One Nashville Place
                  150 4th Avenue North
                  Nashville, TN 37219
                  Attention: Hugh C. Howser, Jr.

If to the Bank:

                  The Bank of Nashville
                  401 Church Street
                  Nashville, TN 37219
                  Attention: Chairman of Compensation Committee

                  with a copy to:

                  Miller & Martin LLP
                  1200 One Nashville Place
                  150 4th Avenue North
                  Nashville, TN 37219
                  Attention: Hugh C. Howser, Jr.

If to the Executive:

                  Attilio Galli
                  3506 Creekbriar Drive
                  Houston, TX 77068

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         23. MODIFICATION; WAIVERS APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive, and on behalf of the Company by such officer as may be specifically designated by the Board of Directors of the Company after approval of the modification by the Board of Directors, and on behalf of the Bank by such officer as may be specifically designated by the Board of Directors of the Bank after approval of the modification by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee.

         24. INVALIDITY, ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         25. ASSIGNMENTS: This Agreement is personal to the Executive, who may not assign his obligations hereunder.

         26. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, the Bank, its successors and assigns, and upon the Executive, and his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

         27. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         28. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Nashville, Tennessee, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

         29. ENTIRE AGREEMENT: This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes or amends all other agreements, negotiations, understandings and representations (if any) made by and between the parties hereto; provided, however, that nothing herein shall affect in any way agreements granting or evidencing the Executive's options to acquire shares of the Company.

         30.      REGULATORY AND OTHER PROCEEDINGS: The provisions of this
Section 30 shall control as to continuing rights and obligations under this Agreement, notwithstanding any other provision of this Agreement, for as long as they are required to be included in employment contracts between an institution insured by the FDIC and its officers and as long as the Bank is such an insured institution.

                  (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank or the Company by a notice served under applicable Federal or State statutes or regulations, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank and the Company shall pay the Executive all of the compensation withheld while their obligations hereunder were suspended and reinstate their obligations which were suspended.

                  (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank or the Company by an order issued under applicable Federal or State statutes or regulations, all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, provided that vested rights of the contracting parties shall not be affected.

                  (c) If the Company or the Bank become insolvent or taken over by regulatory entities, all obligations under this Agreement shall terminate as of the date of default, provided that this paragraph shall not affect any vested rights of the contracting parties.

                  (d) All obligations under this Agreement may be terminated, except to the extent determined that continuation thereof is necessary for the continued operation of the Company or the Bank, by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank or approves a supervisory merger to resolve problems related to operation of the Bank, provided that any rights of the parties that have already vested shall not be affected by such action.

         31. SURVIVAL: This Agreement shall remain in effect notwithstanding the termination of Executive's employment hereunder, and in any case, the provisions of Sections 18, 19, and 20 shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                    EXECUTIVE:

                                    /s/ ATTILIO GALLI
                                    --------------------------------------
                                    ATTILIO GALLI

                                    COMMUNITY FINANCIAL GROUP, INC.


                                    By: /s/ J. Hunter Atkins
                                        -----------------------------------
                                    Name: J. Hunter Atkins
                                          ---------------------------------
                                    Title: President & CEO
                                           --------------------------------



                                    THE BANK OF NASHVILLE


                                    By: /s/ J. Hunter Atkins
                                        -----------------------------------
                                    Name: J. Hunter Atkins
                                          ---------------------------------
                                    Title: President & CEO
                                           --------------------------------